Exhibit 10.87

LETTER AGREEMENT REGARDING RECEIVABLES PURCHASE AGREEMENT

THIS LETTER AGREEMENT, dated as of May 31, 2007 (as amended, restated or otherwise modified from time to time, the “Letter Agreement”) by and among CHEMTURA CORPORATION (as successor to Crompton & Knowles Corporation) (“Chemtura”), a Delaware corporation, as the Initial Collection Agent and as a Seller, HATCO CORPORATION (“Hatco”), a New Jersey corporation, ANDEROL, INC. (“Anderol”), a New Jersey corporation, and CROMPTON & KNOWLES RECEIVABLES CORPORATION, a Delaware corporation, as Buyer (the “Buyer”) refers to the RECEIVABLES PURCHASE AGREEMENT, dated as of September 28, 2006 (as amended, amended and restated or otherwise modified from time to time, the “Agreement”), by and among Chemtura, as the Initial Collection Agent, the Buyer, and certain affiliates of Chemtura named therein, as sellers (the “Sellers”).

W I T N E S S E T H:

WHEREAS, Chemtura and the Buyer have previously entered into and are currently party to the Agreement pursuant to which Chemtura and certain other affiliates of Chemtura agreed to sell to Buyer, and Buyer agreed to buy from those Persons, all of the Receivables and Related Assets generated by each such Person;

WHEREAS, pursuant to the Fourth Amended and Restated Receivables Sale Agreement, dated as of September 28, 2006, among the Buyer, the Initial Collection Agent, Amsterdam Funding Corporation (“Amsterdam”), Atlantic Asset Securitization LLC (“Atlantic”), Variable Funding Capital Company, LLC (“VFCC”), ABN AMRO Bank N.V. as the Agent and as Amsterdam Purchaser Agent, Wachovia Bank, National Association, as the LC Issuer and as VFCC Purchaser Agent, Calyon New York Branch as the Atlantic Purchaser Agent, the other Purchaser Agents from time to time party thereto, the Related Bank Purchasers from time to time party thereto and the other Conduit Purchasers from time to time party thereto (as amended, restated or otherwise modified from time to time in accordance with its terms, the “Sale Agreement”), the Buyer has transferred to the Purchaser Agents, for the benefit of the Conduit Purchasers and the Related Bank Purchasers, all of Buyer’s right, title and interest in and to the Agreement, including, without limitation, interests in the Receivables sold to Buyer pursuant thereto;

WHEREAS, each of Hatco and Anderol wishes to sell, transfer and assign Receivables and Related Purchased Assets to Buyer as though it were a Seller under the Agreement and Buyer wishes to purchase Receivables and Related Purchased Assets from each of Hatco and Anderol as though it were a Seller under the Agreement, all effective as of May 31, 2007;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. Defined Terms. Unless otherwise amended by the terms of this Agreement, terms used in this Letter Agreement shall have the meanings assigned in the Agreement.

SECTION 2. Adoption of Agreement.

(a)             Each of the parties hereto agrees that, effective as of May 31, 2007 (the “Effective Date”), each of Hatco and Anderol agrees to sell, transfer, assign, set over and otherwise convey to Buyer, and Buyer agrees to purchase from each of Hatco and Anderol, all Receivables and other Related Purchased Assets originated by Hatco and Anderol on the terms and conditions set forth in the Agreement, a copy of which is attached as Exhibit A hereto.

(b)             From and after the Effective Date, each of the parties hereto shall consider the term “Seller” to include each of Hatco and Anderol. In addition, from and after the Effective Date, each of Hatco and Anderol hereby agree to be bound by all of the terms and conditions applicable to a Seller contained in the Agreement and the other Transaction Documents.

(c)             In connection with the execution and delivery of this Amendment, each of Hatco and Anderol hereby makes, with respect to itself, the representations and warranties set forth in Section 5.1 of the Agreement.

Hatco is a corporation organized under the laws of the State of New Jersey. The chief executive office of Hatco is located at 1020 King George Post Road, Fords, New Jersey 08863. Hatco has no trade names and has not conducted business under any other name since the date of its incorporation other than Hatco Chemical Corporation and Farben Corporation.

Anderol is a corporation organized under the laws of the State of New Jersey. The chief executive office of Anderol is located at 215 Merry Lane, East Hanover, NJ 07936. Anderol has no trade names other than Royal Lubricants and has not conducted business under any other name since the date of its incorporation other than RLI Acquisition, Inc. and Royal Lubricants, Inc.

SECTION 3. Execution in Counterparts, Effectiveness. This Letter Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement.

SECTION 4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signatures Follow]

IN WITNESS WHEREOF, Chemtura, as the Initial Collection Agent and as a Seller, Hatco and Anderol each as a Seller, the Buyer, and the Agent have caused this Letter Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CHEMTURA CORPORATION (as successor to Crompton
& Knowles Corporation),
as Initial Collection Agent and as Seller

By:	/s/ [ILLEGIBLE]
Title:	Vice President and Secretary

Address:	199 Benson Road
Middlebury, Connecticut 06749

HATCO CORPORATION, as Seller

By:	/s/ [ILLEGIBLE]
Title:	Vice President and Secretary

Address:	199 Benson Road
Middlebury, Connecticut 06749

ANDEROL, INC., as Seller

By:	/s/ [ILLEGIBLE]
Title:	Vice President and Secretary

Address:	199 Benson Road
Middlebury, Connecticut 06749

CROMPTON & KNOWLES RECEIVABLES
CORPORATION,
as the Buyer

By:	/s/ [ILLEGIBLE]
Title:	Vice President and Secretary

Address:	199 Benson Road
Middlebury, Connecticut 06749

Letter Agreement

CONSENTED TO AND AGREED BY:

ABN AMRO BANK N.V.,
as Agent and as Purchaser Agent

By:	/s/ [ILLEGIBLE]
Title:	SVP

By:	/s/ David J. Donofrio
DAVID J. DONOFRIO
Title:	DIRECTOR

Address:	Structured Finance, Asset Securitization
540 West Madison Street
Chicago, IL 60661
Attention: Administrator Amsterdam
	Telephone:	(312) 904-6263
	Telecopy:	(312) 904-6376

Letter Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION,
as LC Issuer and as Purchaser Agent

By:	/s/ Michael J. Landry
Michael J. Landry
Title:	Vice President

Address:	171 17th Street NW, 4th Floor
Atlanta, GA 30363

Letter Agreement

CALYON NEW YORK BRANCH,
as Purchaser Agent

By:	/s/ Sam Pilcer
SAM PILCER
Title:	MANAGING DIRECTOR

By:	/s/ Kostantina Kourmpetis
Kostantina Kourmpetis
Title:	Managing Director

Address:	1301 Avenue of the Americas
New York, New York 10019

Letter Agreement

EXHIBIT A

RECEIVABLES PURCHASE AGREEMENT